UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2011

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 7, 2011, VCG Holding Corp. (the "Company") was served with a complaint (the "Complaint") filed by Andrew Doyle (the "Plaintiff") in the United States District Court for the District of Colorado. In the Complaint, Plaintiff purports to bring a class action lawsuit on behalf of himself and all others similarly situated against the Company, each of the individual members of the Company's Board of Directors, certain former members of the Company's Board of Directors and certain entities owned or controlled by Troy Lowrie, the Company's Chief Executive Officer and Chairman of the Board.

The Complaint arises out of the proposed going private transaction disclosed in the Company's Current Report on Form 8-K filed on November 10, 2010 (the "Transaction"). Plaintiff alleges, among other things, that the price of $2.25 per share payable to the Company's shareholders upon the closing of the Transaction, if any, is inadequate, Mr. Lowrie has conflicts of interest with respect to the Transaction, the individual defendants have breached their fiduciary duties under Colorado law in connection with the Transaction, and the proxy statement filed by the Company on December 23, 2010 contained certain omissions and misleading statements. The Complaint seeks, among other relief, certification of the Plaintiff as class representative, an injunction directing the members of the Company's Board of Directors to comply with their fiduciary duties and enjoining the Board members from consummating the Transaction, an accounting of alleged damages suffered by Plaintiff and the class, an award of the costs and disbursements of maintaining the action, including reasonable attorneys' and experts' fees, and such other relief the court deems just and proper.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

January 12, 2011	By:	Tenicia Bradley

Name: Tenicia Bradley
Title: Secretary